EXHIBIT 4.3.2

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of this 12th day of December, 2000, by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), BANK OF AMERICA, N.A., a national banking association, each of the Lenders signatory hereto and BANK OF AMERICA, N.A., a national banking association, as Agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrower, the Agent and the Lenders from time to time party thereto (the Lenders") have entered into that certain Credit Agreement dated as of January 28, 2000, as amended by that certain Amendment No. 1 to Credit Agreement dated as of July 14, 2000 (as amended hereby and as from time to time further amended, supplemented or replaced, the "Credit Agreement");

         WHEREAS, the Borrower has requested and the Agent and the Lenders have agreed, subject to the terms and conditions of this Agreement, to amend the Credit Agreement to modify the definition of Consolidated Net Worth;

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

         1. Definitions. The term "Credit Agreement" as used herein and in the other Loan Documents shall mean the Credit Agreement as previously and as hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         2. Amendments to Credit Agreement and Consent.

            (a) Subject to the conditions set forth herein, the definition of "Consolidated Net Worth" in Section 1.1 the Credit Agreement is hereby amended (a) by inserting after the end of clause (iii) thereof the phrase "plus (iv) the after-tax amount of the charges associated with the closure of the Borrower's Raytex facility not to exceed $45,000,000 of pre-tax charges which will be incurred by December 31, 2000," and
         (b) by renumbering the remaining clauses in such definition as "(v)" and "(vi)" respectively.

            (b) The Lenders signatory hereto hereby consent to the release of Cone Global Finance Corp., a California corporation ("Cone Global"), as a Guarantor and as a party to any Security Document executed by it, provided that

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         Cone Global shall be dissolved within ninety (90) day of the date hereof. It shall be an Event of Default under the Credit Agreement if Cone Global is not dissolved by the end of such nintey (90) day period.

         3. Borrower's Representations and Warranties. The Borrower hereby represents, warrants and certifies that:

            (a) The representations and warranties made by it in Article VIII of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Amendment except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1(a) and (b) of the Credit Agreement;

            (b) The Borrower has the power and authority to execute and perform this Amendment and has taken all action required for the lawful execution, delivery and performance thereof;

            (c) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1(a) of the Credit Agreement after giving effect to the transaction contemplated by this Amendment;

            (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 9.1(a) of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

            (e) No Default or Event of Default has occurred and is continuing.

         4. Entire Agreement. This Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         5. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

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         6. Counterparts. This Amendment may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         7. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         8. Credit Agreement and Other Loan Documents. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

         9. Condition to Effectiveness. This Amendment shall not become effective until the Agent shall have received at least one executed copy, certified by the Borrower, of an amendment to the Senior Note Agreement containing substantially the same amendments as are contained herein and otherwise in form and substance acceptable to the Agent.


                            [Signature pages follow.]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                 BORROWER:

                                 CONE MILLS CORPORATION


                                 By: /s/ Gary L. Smith
                                 Name: Gary L. Smith
                                 Title: Executive Vice President and Chief
                                 Financial Officer

                                 AGENT:

                                 BANK OF AMERICA, N.A. as Agent for the
                                 Lenders


                                 By: /s/ E. Phifer Helms
                                 Name: E. Phifer Helms
                                 Title: Managing Director

                                 LENDERS:

                                 BANK OF AMERICA, N.A.


                                 By: /s/ E. Phifer Helms
                                 Name: E. Phifer Helms
                                 Title: Managing Director


                                 FIRST UNION NATIONAL BANK


                                 By:  /s/  Roger Pelz
                                 Name:  Roger Pelz
                                 Title: Senior Vice President

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                                 WACHOVIA BANK, N.A.


                                 By: /s/ Michael H. Trainor
                                 Name: Michael H. Trainor
                                 Title: Vice President

                                 SUNTRUST BANK


                                 By: /s/ Samuel M. Ballesteros
                                 Name: Samuel M. Ballesteros
                                 Title:  Director

                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                 By:  /s/ Renee Toft
                                 Name:  Renee Toft
                                 Title: Vice President

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